Exhibit 99.1

Alteva Shareholder Update
November 20, 2014

Dear Alteva Shareholder,

Management and the Board of Directors believe it is important to share our views with you about the growth, prospects and recent events concerning your Company.   In this letter, we hope to provide some of our thoughts on the Company’s history and outlook.

What is going on now with the Orange-County Poughkeepsie Partnership (O-P)?

Many of you remember the joint investment the Company entered into in the late 1980s. The decision of Warwick Valley Telephone (our original name) to invest in the early cellular industry proved to be a great success and was in large part responsible for the Company being able to pay dividends for such a long time.  It was reflective of management and the Board’s strong belief that certain technologies were worth investing in.  On April 30, 2014, however, we received a final $50 million payment from the partnership.  After paying taxes and repaying all of the Company’s debt, the remaining cash proceeds totaled more than $20 million. We plan to use these remaining funds to meet the company’s future working capital needs, provide for organic growth and possibly fund future acquisitions to accelerate the Company’s growth.

Why did we buy Alteva, a cloud based communications services company, in 2011?

The acquisition of Alteva’s cloud-based Unified Communications (UC) and full-featured Internet-based business VoIP (Voice over Internet Protocol) phone service in 2011 marks the next pivotal technology investment in the history of your Company.   Alteva provides the highest quality business phone service, using VoIP with advanced network technology and cutting-edge Unified Communications services.  Alteva’s hosted Unified Communications offerings integrate and optimize best-in-class cloud technologies and business applications to deliver a total solution for our customers.  UC offers instant messaging as well as status notification so customers can see when co-workers are available to talk.  Alteva offers a variety of platforms for integrated Unified Communications including Microsoft®, Google Apps for Business®, and a variety of CRM applications like Salesforce.com®.  We believe this business will drive significant long-term value for all our shareholders over time.

What is the outlook for the Cloud-based Communications service Industry?

We believe the Cloud-based Communications industry (sometimes called the “Hosted Voice” industry) is one of the fastest growing business segments in America today and eventually globally.  We believe there are many more years of double digit growth in this space ahead of us.  Alteva currently serves over 60,000 lines of VoIP and Telco-based services.  As customers are added through organic growth and potentially acquisitions, we expect cash flows and operating profits to continue to improve.  Management and the Board of Directors are confident that this strategic investment in Alteva will provide the growth engine for our Company far into the future.  We believe it will drive the value of our Company for all our shareholders.

We have a vision for Alteva to reflect the growth and market opportunity in the industry.  We think it is of the utmost importance that you understand our vision for the Company.  Over the next few months, we will continue to share that vision.  We welcome your input as we execute our growth plan and improve profitability.

Respectfully,

Brian J. Kelley
Chief Executive Officer

CONTACT:

Alteva, Inc.
(845) 986-2246
shareholderrelations@alteva.com

Cautionary Statement Concerning Forward-Looking Statements:

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Alteva, Inc. and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” and other comparable terms.  It is important to note that Alteva’s actual results could be materially different from those projected in such forward-looking statements.  You should exercise caution in relying on forward-looking statements as they speak only as of the date of this communication and involve known and unknown risks, uncertainties and other factors that may materially affect Alteva’s future results, performance, achievements or transactions.  Additional factors that could cause actual results or other outcomes to differ materially are described in the Form 10-K and other reports filed by Alteva with the Securities and Exchange Commission.  Alteva does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.